Exhibit 4.4

                       RIDGESTONE FINANCIAL SERVICES, INC.

                             1996 STOCK OPTION PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT


             THIS AGREEMENT, made and entered into as of this ___________ day of ____________, _____, by and between Ridgestone Financial Services, Inc., a Wisconsin corporation (the "Company"), and
   ____________________________________ (the "Optionee").

                              W I T N E S S E T H :

             WHEREAS, the Company has adopted the Ridgestone Financial Services, Inc. 1996 Stock Option Plan (the "Plan"), the terms of which, to the extent not stated herein, are specifically incorporated by reference in this Agreement; and

             WHEREAS, one of the purposes of the Plan is to permit the granting of options to purchase shares of the Company's Common Stock, no par value (the "Common Stock"), to certain key employees of the Company and its affiliates; and

             WHEREAS, the Optionee is now employed by the Company or an affiliate of the Company in a key capacity, and the Company desires the Optionee to remain in such employ, and to secure or increase his or her stock ownership in the Company in order to increase his or her incentive and personal interest in the welfare of the Company.

             NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

             1. Grant of Option. Subject to the terms and conditions of the Plan and this Agreement, the Company grants to the Optionee an option (the "Option") to purchase from the Company all or any part of the aggregate amount of _________ shares of Common Stock (the "Optioned Shares"). The Option is intended to constitute a non-qualified stock option and shall not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

             2.   Option Price.  The price to be paid for the Optioned Shares
   shall be $        per share, which has been determined by the Personnel
   Committee of the Board of Directors of the Company (the "Committee") to be not less than 100% of the fair market value of such stock on the date of grant of the Option.

             3. Exercisability and Termination of Option. Except as provided herein, the Option may be exercised only while the Optionee is an employee of either the Company or an affiliate of the Company and only if the Optionee has been continuously so employed since the date of grant of the Option. Subject to Paragraph 6, the Option may be exercised by the Optionee in whole, or in part from time to time, during the period beginning __________________ and ending __________________, but only in accordance with the following schedule:

                                        Cumulative Percentage of Shares
                                    Subject to Option Which May be Purchased
        Elapsed Period of Time      (which number of shares shall be rounded
     After Date Option is Granted      down to the nearest whole number)

        Less than One (1) Year                         0%

             One (1) Year                           33-1/3%

            Two (2) Years                           66-2/3%

           Three (3) Years                            100%


   provided, however, that notwitstanding the foregoing vesting schedule, the Option shall become immediately exercisable in full following a Change of Control of the Company (as defined below). A Change in Control of the Company shall be deemed to have occurred if:

                  (i) any person (other than any employee benefit plan of the Company or of any subsidiary of the Company, any person organized, appointed or established pursuant to the terms of any such benefit plan or any trustee, administrator or fiduciary of such a plan) is or becomes the beneficial owner (as such term is defined in Rule 13d-3 of the Exchange Act (or any successor provision thereto)), directly or indirectly, of securities of the Company representing at least 30% of the combined voting power of the Company's then outstanding securities;

                  (ii) there shall be consummated (x) any merger of the
             Company or share exchange involving the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger or share exchange involving the Company in which each of the holders of the Company's Common Stock immediately prior to the merger or share exchange have the same proportionate ownership of common stock of the surviving corporation immediately after the merger or share exchange, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company;

                  (iii) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

                  (iv) one-half or more of the members of the Board of
             Directors of the Company are not Continuing Directors (as defined below). For purposes of this Agreement, the term "Continuing Director" means any member of the Board of Directors of the Company who was a member of such Board as of the date of this Agreement, and any successor of a Continuing Director who is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board.

             4. Manner of Exercise and Payment. Subject to the provisions of Paragraph 3 hereof, the Option may be exercised only by written notice to the Company, served upon the Secretary of the Company at its office at Brookfield, Wisconsin, specifying the number of shares in respect to which the Option is being exercised. Subject to the provisions of this Agreement, the notice of exercise must be accompanied by full payment of the option price of the shares being purchased (i) in cash or by certified check or bank draft; (ii) by tendering previously acquired shares of Common Stock (valued at their "fair market value" as determined in the manner provided below); or (iii) by any combination of the means of payment set forth in subparagraphs (i) and (ii). For purposes of this Paragraph 4, the "fair market value" of a share of Common Stock shall be equal to the last per share sale or closing price of such Common Stock as reflected on the over-the-counter market (or The Nasdaq Stock Market or such other exchange on which shares of Common Stock are then traded if such market is the principal market for the shares of Common Stock) on the trading day next preceding the date of exercise; provided, however, if no trading occurred on the trading date next preceding the exercise date, then the "fair market value" per share of Common Stock shall be determined with reference to the next preceding date on which the Common Stock was traded. For purposes of subparagraphs (ii) and (iii) above, the term "previously acquired shares of Common Stock" shall only include Common Stock owned by the Optionee prior to the exercise of the Option and shall not include shares of Common Stock which are being acquired pursuant to the exercise of the Option. No shares shall be issued until full payment therefor has been made.

             5. Nontransferability of the Option. The Option shall not be assignable, alienable, saleable or transferable by the Optionee other than by will or the laws of descent and distribution; provided, however, that the Optionee shall be entitled, in the manner provided in Paragraph 9 hereof, to designate a beneficiary to exercise his or her rights, and to receive any shares of Common Stock issuable, with respect to the Option upon the death of the Optionee. The Option may be exercised during the lifetime of the Optionee only by the Optionee or, if permitted by applicable law, the Optionee's guardian or legal representative.

             6.   Exercisability After Termination of Employment.

             (a) Death or Disability; Retirement. In the event the Optionee dies while he or she is in the employ of the Company or any affiliate or if his or her employment is terminated by reason of his or her retirement on or after attaining age 62 or by reason of his or her disability, the Option, to the extent not theretofore exercised, may be exercised in full as follows: (i) by the legal representative of the Optionee (who for purposes of this Agreement may be the Optionee's beneficiary as designated pursuant to Paragraph 9) at any time within twelve months after the date of the Optionee's death while in the employ of the Company or any affiliate; or (ii) by the Optionee or his or her legal representative or guardian at any time within twelve months after the termination of the Optionee's employment by reason of retirement on or after attaining age 62 or by reason of his or her disability, but in no event under subparagraphs
   (i) or (ii) later than ten years after the date of grant of the Option.

             (b) Voluntary Termination; Termination for Cause. In the event the Optionee voluntarily terminates his or her employment with the Company and any affiliates (other than in connection with the Optionee's retirement after attaining age 62) or if his or her employment is terminated for Cause (as hereinafter defined), the Option, to the extent not theretofore exercised, shall immediately terminate upon such termination of employment. For purposes of this Agreement, the term Cause shall mean any termination of the Optionee by action of the Board of Directors of the Company or any affiliate because of the failure of the Optionee to fulfill his or her obligations with the Company or any affiliate thereof or because of serious willful misconduct by the Optionee in respect of his or her obligations with the Company or any affiliate thereof which would cause a substantial and demonstrable detriment to the Company, as, for example, the commission by the Optionee of a felony or the perpetration by the Optionee of a common-law fraud against the Company or any affiliate thereof, or any major material action (i.e., not procedural or operational differences) taken against the expressed directive of the Board of Directors of the Company or any affiliate.

             (c) Other. In the event that the Optionee is discharged or leaves the employ of the Company and its affiliates for any reason (other than the death or disability of the Optionee, the retirement of the Optionee on or after attaining age 62, the Optionee's voluntary termination of his or her employment or the termination of the Optionee for Cause), the Option, to the extent not theretofore exercised but then permitted under the percentage limitations of Paragraph 3 hereof, may be exercised by the Optionee or by his or her legal representative or guardian at any time within three months after the date of termination of employment upon the tender to the Company, in cash or its equivalent, of the full purchase price, but in no event later than ten years after the date of grant of the Option.

             7. Tax Withholding. The Company may deduct and withhold from any cash otherwise payable to the Optionee (whether payable as salary, bonus or other compensation) such amount as may be required for the purpose of satisfying the Company's obligation to withhold Federal, state or local taxes. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Optionee pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

             The Optionee shall be permitted to satisfy the Company's tax withholding requirements by making a written election (in accordance with such rules and regulations and in such form as the Committee may determine) to have the Company withhold shares of Common Stock otherwise issuable to the Optionee (the "Withholding Election") or to deliver to the Company shares of Common Stock (the "Delivery Election") in each case having a fair market value on the date income is recognized (the "Tax Date") pursuant to the exercise of the Option equal to the amount required to be withheld. If a Delivery Election is in effect at the time of the exercise of the Option, the Optionee shall deliver the shares of Common Stock subject to such Delivery Election on, or as soon as practicable after, the Tax Date. If the number of shares of Common Stock withheld or delivered to satisfy withholding tax requirements shall include a fractional share, the number of shares withheld or delivered shall be reduced to the next lower whole number and the Optionee shall deliver cash in lieu of such fractional share, or otherwise make arrangements satisfactory to the Company for payment of such amount. A Withholding Election or Delivery Election must be received by the Secretary of the Company on or prior to the Tax Date.

             8. Capital Adjustments Affecting the Common Stock. The number of Optioned Shares subject hereto and the related per share exercise price shall be subject to adjustment in accordance with Section 4(b) of the Plan.

             9. Designation of Beneficiary. (a) The person whose name appears on the signature page hereof after the caption "Beneficiary" or any successor designated by the Optionee in accordance herewith (the person who is the Optionee's beneficiary at the time of his or her death is herein referred to as the "Beneficiary") shall be entitled to exercise the Option, to the extent it is exercisable, after the death of the Optionee. The Optionee may from time to time revoke or change his or her beneficiary without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Optionee's death, and in no event shall any designation be effective as of a date prior to such receipt.

             (b) If no such Beneficiary designation is in effect at the time of the Optionee's death, or if no designated Beneficiary survives the Optionee or if such designation conflicts with law, the Optionee's estate acting through his or her legal representative shall be entitled to exercise the Option, to the extent it is exercisable after the death of the Optionee. If the Committee is in doubt as to the right of any person to exercise the Option, the Company may refuse to recognize such exercise, without liability for any interest or dividends on the Optioned Shares, until the Committee determines the person entitled to exercise the Option, or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of the liability of the Company therefor.

             10. Transfer Restriction. The shares to be acquired upon exercise of the Option may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or in a transaction which, in the opinion of counsel for the Company, is exempt from the registration provisions of said Act.

             11. Status of Optionee. The Optionee shall not be deemed for any purposes to be a shareholder of the Company with respect to any of the Optioned Shares except to the extent that the Option shall have been exercised with respect thereto, the shares shall have been fully paid, and a stock certificate issued therefor. Neither the Plan nor the Option shall confer upon the Optionee any right to continue in the employ of the Company, nor to interfere in any way with the right of the Company to terminate the employment of the Optionee at any time.

             12. Powers of the Company Not Affected. The existence of the Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

             13. Interpretation by Committee. As a condition of the granting of the Option, the Optionee agrees, for himself or herself and his or her legal representatives or guardians, that this Agreement shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement and any determination made by the Committee pursuant to this Agreement shall be final, binding and conclusive.

             IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers and its corporate seal to be hereunto affixed, and the Optionee has hereunto affixed his or her hand and seal as of the day and year first above written.

                                 RIDGESTONE FINANCIAL SERVICES, INC.


                                 By:


   [CORPORATE SEAL]              Attest:

                                 ______________________, Optionee


                                 Beneficiary:
                                 Address of Beneficiary:


                                 Beneficiary's Tax Identification
                                 No.: